Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS RECORD SECOND QUARTER EARNINGS

AND DOUBLE-DIGIT ANNUALIZED GROWTH IN ASSETS, LOANS, AND DEPOSITS

July 27, 2017 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ:  MPB), the parent company of Mid Penn Bank (the “Bank”), today reported net income available to common shareholders (earnings) of $2,345,000 or $0.55 per common share basic and diluted for the quarter ended June 30, 2017, compared to earnings of $2,022,000 or $0.48 per common share basic and diluted for the quarter ended June 30, 2016.  The earnings per share (EPS) for the second quarter of 2017 represent a 15 percent increase when compared to the EPS for the second quarter of 2016.

For the six months ended June 30, 2017, Mid Penn’s earnings were $4,339,000 or $1.02 per common share basic and diluted, compared to earnings of $3,827,000 or $0.91 per common share basic and diluted for the same period in 2016.  The EPS for the six months ended June 30, 2017 reflect an increase of over 12 percent compared to the same period in 2016.

Mid Penn also reported total assets of $1,111,876,000 as of June 30, 2017, an increase of $79,277,000 or 8 percent (16 percent annualized) compared to total assets of $1,032,599,000 as of December 31, 2016.  In the first six months of 2017, Mid Penn realized favorable loan growth, primarily in commercial relationships, of $47,853,000 or 6 percent since December 31, 2016.  This asset and loan growth was substantially funded by an increase in deposits of $52,095,000 or over 5 percent since year-end 2016.

As previously announced, on March 29, 2017, Mid Penn and the Bank entered into a merger agreement with The Scottdale Bank & Trust Company.  The parties have been working closely together and continue to move forward with the transactions contemplated by the merger agreement.

PRESIDENT’S STATEMENT

I am very pleased to report Mid Penn's record-high earnings results for both the second quarter and first half of 2017. Our return on average equity for both the three months and six months ended June 30, 2017 exceeded 12 percent, and our year-to-date growth in total assets, loans, and deposits, when annualized, all reflected double-digit percentage increases.

Given these favorable results, the Board of Directors has declared a cash dividend of $0.13 per common share of Mid Penn stock, payable August 28, 2017 to shareholders of record as of August 9, 2017.

Delivering favorable reports of record earnings and strong franchise growth is rooted in our demonstrated ability to grow sound loans, increase lower-cost deposits, expand fee-based revenues, and control expenses - all while maintaining a priority commitment to asset quality.

Complementing our favorable core banking performance in the first half of 2017, during the second quarter, we continued our franchise expansion with the opening of two new offices.   In May, we opened a full-service branch in New Holland, PA (our third Mid Penn Bank branch in Lancaster County), and, in June, we celebrated the opening of our new Miners Bank branch in Orwigsburg, PA in Schuylkill County.  We also recently announced that we have received regulatory approval to re-establish an office in Halifax, PA in northern Dauphin County.  We are confident that we can profitably extend our commercial, retail, and wealth management products and services to our current and prospective customers in these wonderful communities.

We look forward to the second half of 2017 and the opportunities for further growth and profitability across all of our lines of business and markets.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income was $9,410,000 for the three months ended June 30, 2017, an increase of $877,000 or 10 percent compared to net interest income of $8,533,000 for the three months ended June 30, 2016.  Through the first six months of 2017, net interest income was $18,585,000, an increase of $1,637,000 or 10 percent compared to net interest income of $16,948,000 for the same period in 2016.

For the three months ended June 30, 2017, Mid Penn’s tax-equivalent net interest margin was 3.74% compared to 3.85% for the three months ended June 30, 2016.  For the six months ended June 30, 2017, Mid Penn’s tax-equivalent net interest margin was 3.78% versus 3.90% for the six months ended June 30, 2016.  The decrease in the net interest margin year over year was primarily attributed to the lower yield earned on the investment portfolio.  For the first six months of 2017, the overall investment portfolio yield was 2.42%, compared to an investment portfolio yield of 2.91% for the same period in 2016.  The reduction was attributed to Mid Penn establishing, in the first half of 2017, a $71,096,000 held-to-maturity investment portfolio comprised primarily of lower-risk and lower-yielding U.S. Treasury notes and U.S. agency mortgage-backed securities.  The held-to-maturity portfolio was established to support the Bank’s growth in public fund deposit pledging requirements.

Noninterest Income

During the three months ended June 30, 2017, noninterest income was $1,362,000 reflecting a decrease of $36,000 or 3 percent compared to noninterest income of $1,398,000 for the three months ended June 30, 2016.  For the six months ended June 30, 2017, noninterest income totaled $2,798,000, an increase of $168,000 or 6 percent, compared to noninterest income of $2,630,000 for the same period in 2016.

Mid Penn experienced increased origination and sales activity in Small Business Administration (“SBA”) loans, resulting in gains of $441,000 from related loan sales during the first six months of 2017, an increase of $176,000 or 66 percent compared to SBA loan sales gains of $265,000 for the first six months of 2016.  More qualified small business borrowers continue to take advantage of Mid Penn’s Preferred Lender status with the SBA.

Income from fiduciary activities was $396,000 for the first six months of 2017, an increase of $151,000 or 61 percent compared to fiduciary income of $245,000 during the same period in 2016.  These additional revenues were attributed to wealth management assets under management significantly increasing over the past twelve months as a result successful business development efforts by Mid Penn’s expanded team of trust and retail investment officers.

For the six months ended June 30, 2017, service charges on deposits were $379,000, an increase of $66,000 or 21 percent, compared to service charges of $313,000 for the six months ended June 30, 2016.  This increase was driven by an increase in the volume of transactional deposit accounts, and by an increase in overdraft charges collected.

Net gains on sales of securities was $20,000 for the first six months of 2017, a decrease of $193,000 or 91 percent compared to net gains on sales of securities of $213,000 during the same period ended June 30, 2016.  During the second quarter of 2016, Mid Penn took advantage of favorable market conditions and increased fair values on several securities to reposition some of its investment portfolio, including selling a large volume of longer-term and rate-sensitive CMOs, as well as certain municipal bonds and agency notes.

Other noninterest income declined $73,000 for the six months ended June 30, 2017 compared to the six months ended June 30, 2016.  The decrease was attributed to Mid Penn realizing an $86,000 from the gain on the sale of insurance policies during the first half of 2016.  The sale of the insurance policies occurred upon the dissolution of Mid Penn Insurance Services, LLC, a then wholly-owned subsidiary of Mid Penn Bank.

Noninterest Expense

During the three months ended June 30, 2017, noninterest expenses totaled $7,558,000, an increase of $637,000 or 9 percent compared to noninterest expenses of $6,921,000 for the three months ended June 30, 2016.  Noninterest expenses totaled $15,360,000, an increase of $1,457,000 or 10 percent for the six months ended June 30, 2017 compared to noninterest expenses of $13,903,000 for the same period in 2016.

Salaries and employee benefits expense increased $943,000 during the first six months of 2017 versus the same period in 2016, with the increase attributable to (i) the addition of lending personnel, credit support staff, and executive management in alignment with Mid Penn’s core banking growth; (ii) added retail staff for the Oregon Pike, New Holland, and Orwigsburg offices opened after June of 2016, and (iii) increased healthcare costs from Mid Penn’s self-funded medical plan during the first half of 2017.

Occupancy expenses for the six months ended June 30, 2017 increased $195,000 or 19 percent compared to the same period in 2016, primarily due to the facility operating costs associated Mid Penn opening of three new branch offices, and loan production offices in Lancaster and Franklin Counties in Pennsylvania, during the past twelve months.

Mid Penn’s FDIC assessment increased by $88,000 or 29 percent from $300,000 during the six months ended June 30, 2016, to $388,000 during the six months ended June 30, 2017, due to the Company’s growing deposits and assets, which increased the base amount used to determine the FDIC insurance assessment.

Pennsylvania bank shares tax expense decreased $79,000 during the six months ended June 30, 2017 versus the same period in 2016, due to the additional Pennsylvania-eligible tax credits generated from Mid Penn’s donations to support education and economic development throughout the markets it serves.

FINANCIAL CONDITION

Loans

Total loans at June 30, 2017 were $862,307,000 compared to $813,924,000 at December 31, 2016, an increase of $48,383,000 or 6 percent (or an annualized loan growth rate of 12 percent).  The main driver of Mid Penn’s loan growth continues to be commercial loans, including both commercial and industrial financing, and commercial real estate credits.

Deposits

Total deposits increased $52,095,000 or over 5 percent, from $935,373,000 at December 31, 2016 to $987,468,000 at June 30, 2017, due to both retail branch deposit growth and cash management sales efforts.

Investments

Mid Penn added a held-to-maturity pool to its overall investment portfolio during the first half of 2017, and at June 30, 2017, Mid Penn had $71,096,000 of amortized cost invested in held-to-maturity securities.  Mid Penn’s total available-for-sale securities portfolio decreased $22,272,000 or over 16 percent, from $133,625,000 at December 31, 2016 to $111,353,000 at June 30, 2017, as some available-for-sale investments were sold to fund part of the held-to-maturity pool.

Capital

Shareholders’ equity increased by $5,169,000 or 7 percent, from $70,467,000 at December 31, 2016 to $75,636,000 at June 30, 2017.  The increase was attributed to both retained earnings, and from an increase in other comprehensive income during the first six months of 2017 primarily from the unrealized appreciation (on an after-tax basis) of the available-for-sale investment portfolio since December 31, 2016.  Regulatory capital ratios for both Mid Penn and the Bank exceeded regulatory “well-capitalized” levels at both June 30, 2017 and December 31, 2016.

ASSET QUALITY

Total nonperforming assets were $5,775,000 at June 30, 2017, compared to $5,759,000 at December 31, 2016 and $5,468,000 at June 30, 2016.  The ratio of nonperforming assets to total loans and other real estate was 0.67% as of June 30, 2017, compared to 0.71% as of December 31, 2016, and 0.64% as of June 30, 2016.  The low level of nonperforming assets has primarily been the result of both thorough underwriting and risk analysis on new extensions of credit, as well as diligent portfolio monitoring and timely collection and workout efforts.  Mid Penn had net loan recoveries of $305,000 for the six months ended June 30, 2017, compared to net loan recoveries of $9,000 during the same period of 2016.  In the first half of 2017, Mid Penn recovered $318,000 of principal from the successful workout of a loan relationship that was partially charged-off in 2010.

Based upon its analysis of loan and lease loss allowance adequacy, management recorded a $100,000 loan loss provision for the three months ended June 30, 2017, compared to $395,000 for the three months ended June 30, 2016.  For the six months ended June 30, 2017, the recorded loan loss provision was $225,000 compared to a loan loss provision of $735,000 for the first half of 2016.  The significant net principal recoveries during the first half of 2017 also added $305,000 to the quarter-end allowance for loan loss balance.  The allowance for loan and lease losses as a percentage of total loans was 0.89% at June 30, 2017, compared to 0.88% at December 31, 2016, and 0.90% at June 30, 2016.  Loan loss reserves as a percentage of nonperforming loans were 133% at June 30, 2017, compared to 130% at December 31, 2016, and 140% at June 30, 2016.  Management believes, based on information currently available, that the allowance for loan and lease losses of $7,713,000 is adequate as of June 30, 2017 to cover specifically identifiable loan losses as well as estimated losses inherent in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except per share data)	June 30,	December 31,	Change
	2017	2016	$	%

Total Assets	$1,111,876	$1,032,599	$79,277	7.7%
Total Loans	862,307	813,924	48,383	5.9%
Total Deposits	987,468	935,373	52,095	5.6%
Total Equity	75,636	70,467	5,169	7.3%
Tangible Book Value per Share (1)	16.82	15.59	1.23	7.9%

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended				Six months ended
(Dollars in thousands, except	June 30,		Change		June 30,		Change
per share data)	2017	2016	$	%	2017	2016	$	%

Net Interest Income	$9,410	$8,533	$877	10.3%	$18,585	$16,948	$1,637	9.7%
Net Income Available to Common Shareholders	$2,345	$2,022	$323	16.0%	$4,339	$3,827	$512	13.4%
Basic Earnings per Common Share	$0.55	$0.48	$0.07	14.6%	$1.02	$0.91	$0.11	12.1%
Return on Average Equity	12.74%	11.28%	N/A	12.9%	12.05%	10.75%	N/A	12.1%
Efficiency Ratio (2)	68.48%	68.51%	N/A	0.0%	68.72%	68.26%	N/A	0.7%

CAPITAL RATIOS (Unaudited):

			To Be Well-Capitalized
			Under Prompt
			Corrective Action
	June 30, 2017	December 31, 2016	Provisions:

Leverage Ratio	6.8%	6.8%	5.0%
Common Tier 1 Capital (to Risk Weighted Assets)	8.7%	9.1%	6.5%
Tier 1 Capital (to Risk Weighted Assets)	8.7%	9.1%	8.0%
Total Capital (to Risk Weighted Assets)	10.5%	11.0%	10.0%

(1)	Total shareholders’ equity less goodwill and core deposit and other intangibles divided by common shares issued and outstanding
(2)

Calculated as noninterest expense less the loss on sale or write-down of foreclosed assets and nonrecurring expenses of $14,000 and $224,000, respectively, for merger and acquisition expense during the three and six months ended June 30, 2017, divided by net interest income plus noninterest income less nonrecurring income of $86,000 from the gain on sale of insurance policies upon the dissolution of Mid Penn Insurance Services, LLC during the six months ended June 30, 2016 (Included in net interest income are tax equivalent adjustments on tax-free municipal loans and securities.  These adjustments totaled $247,000 and $429,000, respectively, for the three months ended June 30, 2017 and 2016 and $533,000 and $809,000, respectively, for the six months ended June 30, 2017 and 2016.)

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	June 30, 2017	December 31, 2016
ASSETS
Cash and due from banks	$25,246	$13,493
Interest-bearing balances with other financial institutions	2,813	2,003
Federal funds sold	1,120	30,477
Total cash and cash equivalents	29,179	45,973

Investment securities available for sale, at fair value	111,353	133,625
Investment securities held to maturity, at amortized cost (fair value $71,199 and $0)	71,096	—
Loans held for sale	2,369	1,959
Loans and leases, net of unearned interest	862,307	813,924
Less: Allowance for loan and lease losses	(7,713)	(7,183)
Net loans and leases	854,594	806,741

Bank premises and equipment, net	11,190	11,074
Bank premises and equipment held for sale	—	1,894
Cash surrender value of life insurance	12,911	12,780
Restricted investment in bank stocks	3,985	2,443
Foreclosed assets held for sale	—	224
Accrued interest receivable	3,991	3,928
Deferred income taxes	3,396	4,286
Goodwill	3,918	3,918
Core deposit and other intangibles, net	486	539
Other assets	3,408	3,215
Total Assets	$1,111,876	$1,032,599
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$140,837	$122,811
Interest-bearing demand	339,057	317,533
Money Market	240,107	252,271
Savings	63,232	60,163
Time	204,235	182,595
Total Deposits	987,468	935,373

Short-term borrowings	21,468	—
Long-term debt	13,467	13,581
Subordinated debt	7,419	7,414
Accrued interest payable	788	515
Other liabilities	5,630	5,249
Total Liabilities	1,036,240	962,132

Shareholders' Equity:
Common stock, par value $1.00; authorized 10,000,000 shares;
4,235,237 and 4,233,297 shares issued and outstanding at
June 30, 2017, and at December 31, 2016, respectively	4,235	4,233
Additional paid-in capital	40,775	40,688
Retained earnings	31,637	28,399
Accumulated other comprehensive loss	(1,011)	(2,853)
Total Shareholders’ Equity	75,636	70,467
Total Liabilities and Shareholders' Equity	$1,111,876	$1,032,599

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
INTEREST INCOME
Interest and fees on loans and leases	$9,949	$8,905	$19,651	$17,712
Interest on interest-bearing balances	5	2	7	9
Interest and dividends on investment securities:
U.S. Treasury and government agencies	574	311	1,019	633
State and political subdivision obligations, tax-exempt	264	548	580	1,012
Other securities	64	78	107	172
Interest on federal funds sold	23	15	74	18
Total Interest Income	10,879	9,859	21,438	19,556
INTEREST EXPENSE
Interest on deposits	1,277	1,092	2,481	2,131
Interest on short-term borrowings	13	12	13	25
Interest on long-term and subordinated debt	179	222	359	452
Total Interest Expense	1,469	1,326	2,853	2,608
Net Interest Income	9,410	8,533	18,585	16,948
PROVISION FOR LOAN AND LEASE LOSSES	100	395	225	735
Net Interest Income After Provision for Loan and Lease Losses	9,310	8,138	18,360	16,213
NONINTEREST INCOME
Income from fiduciary activities	200	139	396	245
Service charges on deposits	174	158	379	313
Net gain on sales of investment securities	12	213	20	213
Earnings from cash surrender value of life insurance	66	65	131	135
Mortgage banking income	225	246	416	432
ATM debit card interchange income	232	209	456	409
Merchant services income	92	85	166	152
Net gain on sales of SBA loans	157	75	441	265
Other income	204	208	393	466
Total Noninterest Income	1,362	1,398	2,798	2,630
NONINTEREST EXPENSE
Salaries and employee benefits	4,159	3,723	8,389	7,446
Occupancy expense, net	593	499	1,241	1,046
Equipment expense	370	411	751	846
Pennsylvania bank shares tax expense	160	206	330	409
FDIC Assessment	194	147	388	300
Legal and professional fees	189	183	366	385
Marketing and advertising expense	131	139	238	223
Software licensing	370	334	699	665
Telephone expense	133	143	259	285
Loss on sale or write-down of foreclosed assets	6	28	88	132
Intangible amortization	24	34	53	71
Merger and acquisition expense	14	—	224	—
Other expenses	1,215	1,074	2,334	2,095
Total Noninterest Expense	7,558	6,921	15,360	13,903
INCOME BEFORE PROVISION FOR INCOME TAXES	3,114	2,615	5,798	4,940
Provision for income taxes	769	593	1,459	1,113
NET INCOME	$2,345	$2,022	$4,339	$3,827

PER COMMON SHARE DATA:
Basic and Diluted Earnings Per Common Share	$0.55	$0.48	$1.02	$0.91
Cash Dividends Paid	$0.13	$0.12	$0.36	$0.34

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; the impact of Mid Penn’s announced combination with The Scottdale Bank & Trust Company; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.